CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement of Franklin Municipal Securities Trust on Form N-1A File Nos. 33-44132 and 811-6481 of our report dated July 2, 1997 on our audit of the financial statements and financial highlights of Franklin Municipal Securities Trust, which report is included in the Annual Report to Shareholders for the year ended May 31, 1997, which is incorporated by reference in the Registration Statement.



                         /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
September 23, 1997